Exhibit 99.2

DYNAMIC
Gold Corp.

NI 43-101 Report

The Geology and Mineral Potential of the
SUPER MAMMOTH PROJECT

Client

DYNAMIC GOLD CORP.

Location

Super Mammoth Sand and Gravel Property, BC, Canada

Geologist

Garry Payie, P.Geo..

Date

April 10, 2008

Lloyd Point, south coast of British Columbia

TABLE OF CONTENTS

SUMMARY		4
INTRODUCTION		5
RELIANCE ON OTHER EXPERTS		9
PROPERTY DESCRIPTION AND LOCATION		9
ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND
PHYSIOGRAPHY		11
HISTORY		12
GEOLOGICAL SETTING		17
7.1	Regional Geology	17
7.2	Local Geology	17
DEPOSIT TYPES		17
MINERALIZATION		22
EXPLORATION		22
DRILLING		26
SAMPLING METHOD AND APPROACH		27
SAMPLE PREPARATION, ANALYSES AND SECURITY		27
DATA VERIFICATION		28
ADJACENT PROPERTIES		28
MINERAL PROCESSING AND METALLURGICAL TESTING		29
MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES		29
OTHER RELEVANT DATA AND INFORMATION		30
INTERPRETATION AND CONCLUSIONS		31
RECOMMENDATIONS		33
REFERENCES		36
DATE AND SIGNATURE PAGE		38
ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES		39

G.P., P.Geo.	- 1 -

FIGURES

Figure 1	Location Map	7
Figure 2	Claim Map	8
Figure 3	Aggregate Potential Map	15
Figure 4	Composite Sketch Map	16
Figure 5	Regional Geology Map	19

TABLES

Table 1	Claims Owned by Dynamic Gold Corp	10
Table 2	2008 Sample Locations	25

APPENDICES

Appendix A	Sieve Analysis Graphs	40
Appendix B	2008 Report on Sieve Tests by Z.D. Hora	45

G.P., P.Geo.	- 2 -

CONSENT OF AUTHOR

Garry Payie, P.Geo.
3714 Raymond Street South
Victoria, British Columbia V8Z 4K1
Telephone: 250.479.2299
Email: payie@shaw.ca

TO:
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Commission des valeurs mobilieres du Quebec
Nunavut Legal Registry
Officer of the Administrator, New Brunswick
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland
Registrar of Securities, Government of the Yukon Territory
Securities Registry, Government of the Northwest Territories

AND TO:
Dynamic Gold Corp.

I, Garry Payie, P.Geo., do hereby consent to the filing of the technical report prepared for Dynamic Gold Corp., titled Technical Report – Geological Summary, Super Mammoth Sand and Gravel Property, British Columbia dated April 10th, 2008 (the "Technical Report") with the securities regulatory authorities referred to above.

I further consent (a) to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication of the Technical Report by them for regulatory purposes, including electronic publication in the public company files on their website accessible by the public, and (b) to the publication of the Technical Report by Dynamic Gold Corp. on its company website or otherwise, and (c) to all other uses by Dynamic Gold Corp. of the Technical Report or excerpts thereof in connection with its business.

Dated this April 20th, 2008.

_______________________________
Garry Payie, P.Geo.

G.P., P.Geo.	- 3 -

1.0	SUMMARY

The Super Mammoth property encloses a “raised delta” aggregate deposit, located close to tidewater along Homfray Channel at Lloyd Point on the south coast of British Columbia (Figure 1). The deposit is located about 150 kilometres northwest of Vancouver and is easily accessed via boat or floatplane and is logistically well suited to future development due to its access to tidewater.

The deposit occurs along the lower reaches of Lloyd Creek which empties into Homfray Channel. Lloyd Creek is a high energy stream that flows westerly from the Pacific Ranges of the Coast Mountains. The Lloyd Point deposit is classified by the provincial government as having primary aggregate potential (Bichler et al., 2002). Only limited evaluation of the sand and gravel deposit has occurred since it was first discovered, ostensibly in the early 1970s, by an undisclosed major mining company. To date, significant work consisted of limited quality testing of samples by Warnock Hersey for Copper Range Exploration in 1971 (Shankoy, 1971); geological reporting by Burton (2002) for title holders Alex Burton and Tim Coupland; and a subsequent testing of deposit material by Levelton Engineering (Shrimer, 2002a, 2002b). Ostensoe (2007) collected 4 samples for analysis in 2007 for Farshad Shirvani, the holder of the Northern Gravel and Super Mammoth 5 mineral tenures which presently cover the central area of the deposit. In 2008, Dynamic Gold Corp. announced that it had entered into an agreement to acquire 100% interest in the Northern Gravel and Super Mammoth 5 claims.

Previous investigations indicate that components of the deposit vary from gravel and fine sand to coarse boulders, some larger than one metre in diameter. The presence of small quantities of clay and similar fine fractions is reported (Ostensoe, 2007). Samples examined by Levelton (Shrimer, 2002b) were reported to be “relatively clean (free of silt or clay)”. Further testing is required to determine if similar deposit qualities persist throughout the deposit.

Previous owner Alex Burton (P.Eng and P.Geo) estimated from onsite inspection and airphotos that there is a minimum of 24,000,000 cubic yards of gravel materials in the Super Mammoth deposit (Burton, 2002). While of historic interest, this estimate has not been confirmed through geophysical surveys or drilling and therefore cannot be relied upon as accurate.

G.P., P.Geo.	- 4 -

The author of this report visited the Super Mammoth property at Lloyd Point on Feb 16, 2008 and collected 3 samples for quality testing (Appendix A). Sieve analysis results of the sample compare favourably with aggregate composition of commercial sources in the region. However much further material testing is required to determine its physical and chemical properties as defined by ASTM or CSA specifications with respect to its suitability for commercial products. Considerable further investigation will be required to establish the size of the deposit towards understanding its economic viability, the environmental concerns of the area and the social impact on various stakeholders.

A 2 phase work program is recommended for the Super Mammoth property. Phase I should consist of a mapping and sampling exercise by a quaternary geologist, followed by a 5 kilometre seismic geophysical program towards obtaining a model of the 3 dimensional shape of the deposit. Phase II should consist of 1200 metres of drilling, possibly with the use of a sonic drill; this method appears to be the best suited for recovering a continuous, undisturbed section of material for analysis and can obtain significant depths of penetration.

Cost for the 2008 exploration program is budgeted at $100,000 for Phase I and $200,000 for Phase II.

2.0	INTRODUCTION

In February of 2008, Tim Coupland of Dynamic Gold Corp. requested that consulting geologist Garry Payie, P.Geo. conduct a property visit on the Super Mammoth sand and gravel deposit consisting of the Northern Gravel and Super Mammoth 5 claims (Figure 2). The total present area of the property totals 248.23 hectares in area. A subsequent review and reporting was further requested on all relevant information pertaining to the property towards recommending a work program to qualify targets for future mineral exploration and development.

On February 16, 2008, the author flew to the property by float plane and was put ashore with an associate at Lloyd Point. Several outcroppings of sand and gravel were examined and three large samples were collected and later sent to Metro Testing Laboratories Ltd in Burnaby, BC. The laboratory is a full service testing facility and the company has a history of performing aggregate analyses on similar samples to those submitted from the

G.P., P.Geo.	- 5 -

Lloyd Point, Super Mammoth deposit. Its work is known to be well regarded and is accepted by various governmental and inspection agencies.

This report is based on private and published geological and geochemical studies and exploration programs, including assessment reports and government surveys; and on the personal onsite involvement of the author, Garry Payie, P.Geo. The author is not qualified to offer informed comment on aggregate analyses and has included that data without elaborate interpretation on his part. However, a discussion of the sample material and the sieve analysis data was obtained from industrial minerals expert geologist Z.D. Hora (2008) and is found in Section 19, Interpretations and Conclusions and in Appendix B

Considering the results from the author’s property visit, the government designation as a primary aggregate target, the positive historical exploration results and Mr. Hora’s evaluation, it is concluded by the writer that the Super Mammoth represents a legitimate exploration target as a potential source of commercial aggregate material.

G.P., P.Geo.	- 6 -

130°0'0"W
N
W
E
S
50°0'0"N
SUPER MAMMOTH
Vancouver
50°0'0"N
0 25 50 100 150 200
Kilometers
80°0'0"
160°0'0"W
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40°0'0"W
20°0'0"W
50°0'0"N
50°0'0"N
20°0'0"W
100°0'0"W
80°0'0"W
Dynamic Gold Corp.
Super Mammoth Gravel Project
Title:
Project Location
Scale:
As Shown
Design:
.
Figure:
1
Date:
Mar, 2008
Drawing:
TERRACAD LTD.
Rev:
1.0

380000
390000
5570000
5560000
500
1000
N
S
E
W
NORTHERN GRAVEL
SUPER MAMMOTH 5
Kilometers
Dynamic Gold Corp.
Super Mammoth Gravel Project
Title:
Claim Map
Scale:
As Shown
Design:
Figure:
2
Date:
Mar, 2008
Drawing:
TERRACAD LTD.
Rev:
1.0

3.0	RELIANCE ON OTHER EXPERTS

This Technical Report has been prepared by Garry Payie, P.Geo. for Dynamic Gold Corp. The author has relied in part on documents, private reports, publications on file with the British Columbia Ministry of Energy, Mines and Petroleum Resources, and geological literature in the public domain to describe past exploration work on the property and the geological setting of the property. These reports are cited and listed under section 21.0, References.

The author has relied on Dynamic Gold Corp. to provide full information concerning corporate dealings, current legal title of the property and environmental status of the property. The author has conducted an online mineral title search of the Super Mammoth Sand and Gravel Property claims and is confident that all land tenure as listed in Table 1 forms part of the property.

At the date of this report the information, conclusions, opinions and estimates contained within the report are based on the following:

  Information available to the author at the time of preparation of the report;

  Assumptions, conditions and qualifications as set forth in the report; and

  Data, reports and other information available to the author at the time of preparation of the report.

All descriptions of resources, either on or adjacent to the Property, are presented as historical estimates and are based on historical terminology except where specifically noted. The author has reviewed this data and believes that the sources are, overall, reliable.

While the author has taken all reasonable care in producing this Technical Report, it may still contain inaccuracies, omissions or typographical errors.

4.0	PROPERTY DESCRIPTION AND LOCATION

The Super Mammoth property comprises two mineral tenures with total area approximately 248 hectares (Table 1). The tenures have not been legally surveyed.

G.P., P.Geo.	- 9 -

Titles are held by Farshad Shirvani under provisions of the British Columbia Mineral Act.

Permits will be required prior to commencement of exploration and/or development work on the tenures: such permits are customarily issued by the Ministry of Energy, Mines and Petroleum Resources and may specify certain measures to protect the environment and to ensure appropriate reclamation following cessation of work. A nominal reclamation bond may be required and is returned to the operator when satisfactory reclamation is completed. The permitting process for the Super Mammoth property has not been initiated by the present owner pending financing and planning considerations.

The Super Mammoth tenures are located, as shown in Figures 1 and 2 of this report, at Lloyd Point/Lloyd Creek, near tidewater on the southwest coast of the mainland of British Columbia. Geographic coordinates of the tenures are 124°36'35" W, 50°11'27"N (UTM Zone 10, 385105 E, 5561089 N). Apart from remnants of logging roads and settings, there are no improvements or installations on the tenures and there are no known environmental liabilities.

The claims occupy parts of the drainage basin of Lloyd Creek. The entire area was logged many decades ago and now has a substantial forest of second growth evergreen trees with lush undergrowth typical of the West Coast marine environment. Logging access roads have deteriorated and are at present virtually overgrown but nevertheless can, with some effort, be reclaimed in order to provide access for crews and equipment.

The tenures as shown in Figure 2 are contiguous and extend from sea level to 800 metres elevation. The property fronts on an arm of Toba Inlet in what was formerly a very active logging area.

TABLE 1. CLAIMS OWNED BY DYNAMIC GOLD CORP.

Tenure Number	Claim Name	Good Until (y/m/d)	Area (ha)
549843	SUPER MAMMOTH 5	2015/01/19	124.118
544952	NORTHERN GRAVEL	2014/11/06	124.118

G.P., P.Geo.	- 10 -

5.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY (from Ostensoe, 2007)

The Super Mammoth aggregate site at Lloyd Point lies on the mainland of British Columbia, 50 kilometres east of Campbell River. Campbell River on Vancouver Island is a town with population 31,000 that provides services and accommodations for a mixed population of fishermen, forest workers, miners, government employees and retirees. In season it supports a busy tourist scene that caters to, among others, sports fishermen, whale watchers, recreational divers and the boating fraternity. Smaller cruise ships en route to Alaska frequently have called to enable passengers to explore the native culture and the natural beauty of the area and the docking facilities have been enlarged to accommodate larger ships. Scheduled airline services and a recently upgraded provincial highway provide easy access to the area.

A second point of access to the Super Mammoth site is by a 45 minute water taxi trip from Lund, a small community on the mainland coast, 28 kilometres north of the city of Powell River.

The Super Mammoth aggregate site is accessed exclusively from the shore: float-equipped aircraft and water taxis can land passengers on the beach. Heavily overgrown logging roads and logging debris are testimony to logging operations that removed merchantable timbers many decades ago. The mineral tenures extend from sea level at the mouth of Lloyd Creek easterly upstream to about 800 metres elevation.

The Lloyd Point area experiences a moderate coastal marine climate: annual precipitation is substantial, largely as rain in the winter months and amounting to about 400 millimetres with occasional episodes of snowfalls. Maximum snowfall seldom exceeds one metre. Temperatures vary seasonally in the range -15°C in winter to 25°C in summer. Foggy conditions occur in all seasons and may interfere with water travel and aircraft.

The mineral tenures have a forest cover typical of the coastal rain forest comprising second growth hemlock, cedar, fir and alder trees. Largest trees attain more than 50 centimetres diameter. Undergrowth is in places dense and is largely moss, ferns and salmonberry bushes.

G.P., P.Geo.	- 11 -

The Super Mammoth property area is close to Toba Inlet, one of the many coastal fiords of the Coast Mountains of British Columbia. Such fiords were modified during Pleistocene and Recent time by glacial action: the interior plains and high Coast Mountains accumulated vast amounts of snow and ice that formed great "rivers" of ice that flowed through the mountains to the Pacific Ocean. Large quantities of glacial till and glaciofluvial deposits of modified till were emplaced along the shorelines as the ice ablated and subsequently were, to varying degrees, further modified by streams and wave action. Several such deposits have been exploited as sources of construction aggregate materials, notably at Sechelt on the Sunshine Coast, at Port McNeill on Vancouver Island, and at several sites in the Fraser Valley. Deposit sizes and the quality of materials contained therein vary somewhat but commonly the most important considerations concerning exploitation are related to access and transportation.

6.0	HISTORY

The following section was derived in whole or in part from a property summary by Ostensoe (2007) with clarifying additions and deletions from the writer. All pertinent historical documents used in the compilation of this history were reviewed by the author.

The Super Mammoth gravel deposit was discovered several decades ago by employees of an unnamed major mining company during a prospecting exploration program in search of metallic ores. The company who made the discovery was reported to have completed a small amount of testing work on the gravels. It is not clear if Copper Range Exploration Company of Vancouver, discussed below, is the original locating company or a follow-up company.

In 1971, work was completed on fourteen samples for Copper Range Exploration Company included grading analyses, organic impurities tests and a visual examination (Shankoy, 1971). The report does not indicate where the samples were taken or even where the property was located. However, Burton (2002) refers to the reporting document by Warnock Hersey in his own Northern One property report, providing verification of its authenticity, as he was one of the original workers on the property at its developmental beginnings, several decades before. Few details are available concerning the size and quality of the samples, methods of acquiring the samples, transportation of samples, laboratory procedures and equipment employed and treatment of data obtained.

G.P., P.Geo.	- 12 -

The sampling and testing program is considered to be of historic interest only and the results obtained are of limited application as any part of current studies of the deposit. It is noted that test results from three composite samples prepared from the 14 bank-run samples were closely uniform: coarse aggregate (3" to No. 4 screen) 59.1 to 62%, and fine aggregate, (passing #4 sieve) 38 to 40.9% . The lab also reported the material, in general, is of “fair to good” quality and that “the proportioning of coarse to fine aggregate is favourable and will result in a high yield of usable material” (Shankoy, 1971).

The British Columbia Geological Survey, as part of a coastal resource review, identified the Lloyd Point/Lloyd Creek area as having primary aggregate potential and outlined the area of interest (Bichler et al., 2002) (Figure 3).

In 2002, geological reporting was done by Alex Burton (2002) for title holders Alex Burton and Tim Coupland. Mr. Burton, a former employee of the original operator from the 1970s, and a registered professional engineer and geologist, visited the property in 2002, and carried out some mapping of the surficial deposit (Figure 4). His reporting on the volume of gravel that may be present on the Northern One (Super Mammoth) property is quoted in Section 10, Exploration.

Levelton Engineering Ltd. was engaged in 2002 to undertake a desktop review of the aggregate site, to make a site visit, to consult with government agencies, and to process a small number of samples. Private reports from Levelton state:

“…that the coarse aggregate would be equivalent in physical quality to typical commercial supplies of aggregate in use in many areas of British Columbia and Washington. Aggregate of these engineering and petrographic qualities might be suitable for use as road base, structural fill, asphalt/pavement aggregate, concrete aggregate, and other applications” (Shrimer, 2002b).

The potential for reaction with alkali compounds in concrete, was not examined.

G.P., P.Geo.	- 13 -

In 2007, Farshad Shirvani was the owner of the Northern Gravel and Super Mammoth 5 mineral tenures. He assembled details of previous work on the properties and under his direction work on the aggregate deposit, known as the Northern One deposit, resumed in September 2007. The purpose of the work was to confirm and update previous analyses of aggregate material from the property (Ostensoe, 2007). Eric Ostensoe, in a geological consulting capacity, on September 11, 2007, obtained samples of representative materials from four sites on the property. Sieve analyses of the samples obtained from Metro Testing Laboratories indicate that:

“As a generality, the Lloyd Point aggregates appear to offer potential to provide commercial grade products of the character described in the BC MOT specifications” (Ostensoe, 2007).

G.P., P.Geo.	- 14 -

386000
388000
5564000
5562000
5560000
5558000
N
S
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E
Legend
Aggregate Potential
Primary
Secondary
Tertiary
Dynamic Gold Corp.
Super Mammoth Gravel Project
Title:
Aggregate Potential Map
(Bichler et al.,2002)
Scale:
As Shown
Design:
Figure:
3
Date:
March, 2008
Drawing:
TerraCAD Ltd.
Rev:
1
0 250 500 1,000
Meters

Legend
Gravel Outcrop
Approximate Limit of Gravel
Claim Boundary
Roads
385000
386000
387000
388000
389000
5564000
5563000
5562000
5561000
5560000
5559000
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500
1000
1500
0 0.125 0.25 0.5 0.75 1
Kilometers
Dynamic Gold Corp.
Super Mammoth Gravel Project
Title:
Composite Sketch Map
(After A. Burton Consulting, 2002)
Scale:
As Shown
Design:
Figure:
4
Date:
Mar, 2007
Drawing:
TerraCAD Ltd.
Rev:
1

7.0	GEOLOGICAL SETTING (from Ostensoe, 2007)

7.1	REGIONAL GEOLOGY

The Super Mammoth aggregate deposit is located near the estuary of Lloyd Creek, a small coastal stream that flows westerly from Mount Crawshay in the Unwin Range, a minor part of the Coast Mountains of southwestern British Columbia. The Coast Mountains comprise the largest mountain mass in Canada and extend the entire length of the Cordillera. They are dissected by large, deep, U-shaped valleys, and glaciers and icefields are present throughout the various ranges. Granitic batholiths underlie the greatest part of the Coast Mountains and are the source of most of the components of nearby occurrences of alluvial, glaciofluvial, morainal and till deposits that have been derived by glacial and other erosional processes.

7.2	LOCAL GEOLOGY

The Super Mammoth claims are underlain by Late Jurassic to Early Cretaceous quartz diorite and granodiorite of the Coast Plutonic Complex (Figure 5). The sand and gravel deposit is situated between sea level and about 300 metres elevation and comprises a weakly stratified, poorly sorted accumulation of sand and gravel with cobble and boulder-sized clasts. Very small amounts of clay and silt-sized components act as weak cementing agents that give sufficient competency to support shallow cutbanks. The deposit was likely formed by periglacial processes that prevailed at the time of waning glacial activity, when meltwaters attacked till accumulations that were deposited by valley glaciers. Much of the deposition occurred in a marine environment - the area may have been submerged as a result of crustal compression from ice loading. However, the continental scale accumulation of huge quantities of ice also lowered sea levels and the subsequent rising sea level occurred in step with post-glacial rebound.

8.0	DEPOSIT TYPES

Sand and Gravel

The term sand and gravel refers to natural deposits or unprocessed material. The term aggregate, refers to the product processed for industrial use by crushing or washing and screening.

G.P., P.Geo.	- 17 -

Hora (2007) defines sand and gravel deposits as those that are deposited by high-energy streams draining continental areas, mainly during deglaciation. The main source of the granular material is melting glacier ice containing large quantities of eroded bedrock and sediment. This outwash material is transported by flowing water and deposited in a variety of landforms with granular material as a main component.

The following discussion of the origin of sand and gravel deposits is reproduced in whole from Bobrowsky et al., (1996).

G.P., P.Geo.	- 18 -

Super Mammoth Property
N
1 0 1 2 3
KILOMETRES

Geology Legend

Early Cretaceous

	EKdr	dioritic intrusive rocks
	EKgd	granodioritic intrusive rocks

Late Jurassic to Early Cretaceous

	LJKdr	dioritic intrusive rocks
	LJKgd	granodioritic intrusive rocks
	LJKqd	quartz dioritic intrusive rocks

Dynamic Gold Corp.		
Super Mammoth Gravel Project		
Title: **Regional Geology**		
Scale: As Shown	Design:	Figure: 5
Date: Mar, 2007	Drawing: TerraCAD Ltd.	Rev: 1

Almost 75% of British Columbia is covered by unconsolidated surficial sediments; deposits that vary from less than a metre to several hundred metres in thickness. Most of the surficial sediments owe their origin to a number of processes which have been active during the last few million years (Quaternary), but a few isolated deposits of Tertiary age are also known. All of the processes are still active today, but their relative importance has changed with time, especially during the last 10,000 years (Holocene). For instance, since the last glaciation (Fraser Glaciation) the pre-eminent role of glaciers to actively erode, transport and deposit sand and gravel in British Columbia has been superseded by fluvial and mass-wasting processes.

During the Late Wisconsin (25,000-10,000 years ago), much of the province was covered by a network of coalescing ice caps, valley, trunk, piedmont and cirque glaciers collectively termed the Cordilleran Ice Sheet. Isostatic depression of the land surface by the weight of the ice and a concomitant eustatic lowering of the sea level affected the configuration of the province’s terrain. At this time, changes in base level resulting from isostasy and eustasy promoted sediment erosion and deposition. Subsequent climatic warming witnessed the decay of the ice sheet through active retreat and in situ melting. Sediment trapped in the ice consequently underwent active deposition beneath and adjacent to the melting glaciers; hence, deposits associated with deglaciation tend to reflect rapid and episodic events.

In many areas of British Columbia, thick accumulations of sand and gravel were deposited in front of advancing glaciers during the early stages of the Fraser Glaciation (e.g. Quadra Sand). Gravely facies correlative to this period provide significant sources of aggregate in many areas of southwestern B.C. (e.g. Saanichton gravel). At the end of the Fraser Glaciation, a number of deltas and river terraces developed in many of the isostatically depressed valleys. In the Fraser Lowland area, sand and gravel accumulations associated with the Fraser Glaciation include select facies of the Quadra Sand, Vashon Drift, Fort Langley Formation, Sumas Drift and Capilano sediments. Economically viable deposits of sand and gravel from this period are widespread and often exploited for aggregate purposes.

The character and distribution of unconsolidated sediments can be generalized by examining modern geological processes and the landforms resulting from such processes. Ground moraine, kame terraces and eskers which are common to the glacial environment consist of “predictable” assemblages of sediment that conform to a documented range of texture, sorting and internal structure. Similarly, the sedimentological and stratigraphic

G.P., P.Geo.	- 20 -

composition of channels, terraces and fans that occur in the fluvial environment, also contain deposits with predictable attributes. These and other geological environments (e.g. marine, lacustrine, aeolian) are the target of considerable research by earth scientists who specialize in surficial studies. This research includes the collective examination and analysis of the external morphology of landforms and internal properties of the deposits. Thus, the identification of unique landforms through air photographic interpretation provides the first level of analysis in the study of natural aggregate deposits, whereas the field description of subsurface exposures provides the second level of study.

Although many ideal landforms such as fan-deltas and glaciofluvial terraces often contain high quality materials for aggregate production, within deposit variations are common. The influence of local bedrock, topography and complex composite geological histories limit generalizations. Such parameters as sediment thickness, sorting and composition, although often predictable, still display site specific characteristics for each deposit which, therefore, require individual evaluation.

Landforms suitable for sand and gravel production occur in discrete areas of the province. In the mountainous regions of the province, natural aggregate occurs in the mid to lower valley environments. In the upper elevations, delta, fan and kame deposits hold the greatest promise for sand and gravel. Proximal ends of alluvial fans may support coarse rock particles with limited fine content. Raised glaciofluvial fan-deltas, although rare, mark the limits of tributary valley lake impoundment and often consist of coarse debris. Similarly, kame terraces, which represent the former margins of valley glaciers also contain poorly sorted mixtures of sand and gravel. In the lower valley environment, deltas, kames and eskers are secondary in abundance to dissected fluvial and glaciofluvial terraces. Terrace deposits, which represent former flood plains, contain sediments which are usually better sorted and graded than deltas, eskers and kames. Fluvial and glaciofluvial deposits are prominent landscape features in most valleys and at all elevations, but the sediments are always coarsest in their proximal reaches. In the coastal environments, glaciofluvial fan-deltas can occur up to 200 metres above sea level, depending on local isostatic depression, but generally are present within a few tens of metres above sea level. Productive glaciofluvial and fluvial deposits, show considerable range in elevation, but tend to be confined topographically to valley environments. In contrast, modern and raised ancient beach deposits show little vertical range but considerable lateral extent. The sediment in beach environments is often moderately well sorted and frequently coarser near the top and finer in the lower parts.

G.P., P.Geo.	- 21 -

9.0	MINERALIZATION

Burton (2002) is the main historical source of the Super Mammoth sand and gravel deposit description. The deposit is a raised or perched delta-type sand and gravel deposit. It forms low bench-like accumulations of glaciofluvial deposits near and upstream from the mouth of Lloyd Creek in Homfray Channel and is reported to continue upstream for over 1.6 kilometres, as indicated by exposures along the creek and the old logging road (Figure 4). Perched delta landforms occur intermittently to the east up to 365 metre elevation where they are replaced by glacialfluvial morainal outwash material. Most of the exposures of the main gravels are reported to be part of the deltaic topset beds and in one exposure is seen to have a minimum of 30 metres thickness. The beds exposed are mainly flat lying and composed of gravels with the maximum size boulders up to 60 centimeter in diameter, but these were uncommon. Geological composition was of mixed rock types that were dominated by granites, granodiorite and diorite with lesser volcanic rocks. Particle shapes were characterized as subround or subangular. Shrimer, (2002b) reports that the “coarse aggregate would be equivalent in physical quality to typical commercial supplies of aggregate in use in many areas of Britsh Columbia and Washinton.”

10.0	EXPLORATION

10.1	Exploration Work by Previous Operators

This subsection deals with exploration work done on the Super Mammoth property by operators who held the property prior to the present owner, Dynamic Gold Corp. The following historic synopsis is derived in whole or in part from Ostensoe (2007) and has been verified by the author who undertook a thorough review of all pertinent historical documents pertaining to the described work on the property.

A limited amount of prospecting and sampling was completed in 1971 by a previous owner and fourteen samples of “bank run” material were tested at that time by a commercial laboratory [Coast Eldridge Professional Services Division of Warnock Hersey International Limited] that performed grading analyses, organic impurities tests and visual analyses and prepared a brief tabulation of aggregate gradations and a general discussion of the material and anticipated problems in its processing and utilization. Three composite samples prepared from the 14 bank-run samples were closely uniform: coarse aggregate (3” to No. 4 screen) 59.1 to 62%, and fine aggregate, (passing #4 sieve)

G.P., P.Geo.	- 22 -

38% to 40.9% . The lab also reported the material, in general, is of “fair to good” quality and that “the proportioning of coarse to fine aggregate is favourable and will result in a high yield of usable material” (Shankoy, 1971).

In 2002, geological reporting was done by Alex Burton (2002) for title holders Alex Burton and Tim Coupland. Mr. Burton, a former employee of the original operator from the 1970s, and a registered professional engineer and geologist, visited the property and completed a report on the deposit, therein discussing the volume of gravel that may be present (Figure 4).

“The gravel is found in a space of plus 5,000 feet (1500 m) in length, across a width of at least 1,300 feet (400 m), and with a minimum thickness as seen in exposures of 100 feet vertically (30 m), all the while climbing from sea level to plus 1,200 feet (365 m) elevation. The actual outer boundaries are believed to be larger, but we have seen gravel across these dimensions. The MINIMUM dimensions (sic.) calculate out close to 24,000,000 million (sic.) cubic yards. Other estimates made using stereoscopic air photos and field traverses estimate there is room for 30 to 45 million cubic yards of gravel” (Burton, 2002).

Note that the above-cited figures from Burton (2002) for possible volumes of aggregate materials were calculated without benefit of seismic or other geophysical surveys or drilling and are of historic interest only. The volume estimates are not compliant with National Instrument 43-101 and cannot be relied upon as an accurate estimation of the volume of aggregate material within the Super Mammoth deposit.

Levelton Engineering Ltd. was engaged in 2002 to undertake a “desk top” review of the Super Mammoth aggregate site, to make a site visit, to consult with government agencies, and to process a small number of samples. Levelton also presented a proposal to initiate the process leading to obtaining a Ministry of Energy, Mines and Petroleum Resources permit to carry out exploration work on the site and to commence environmental reviews. The 10 mm retained and 14 mm retained screen fractions from one of the samples tested were combined and examined petrographically by F. Shrimer, P. Geo., of Levelton Engineering Ltd. He reported that particle geometry was generally ‘cubic’ and that particle shapes were characterized as “subround” to “subangular”, with only occasional rounded particles. Dominant rock types were igneous, with minor amounts of metamorphic rocks. Characteristics relevant to engineering uses were also considered:

G.P., P.Geo.	- 23 -

these included “…porosity, strength, tenacity, presence or absence of vugs, voids, fissures, cracks, coatings and impurities in the particles” (Shrimer, 2002b). A “Petrographic Number” of 110 was calculated: this number is an aid in comparing a particular aggregate product to similar materials in general commercial use and on that basis Shrimer believed that the Lloyd Point materials were “…equivalent in physical quality to typical commercial supplies of aggregate in use in many areas of British Columbia and Washington” (Shrimer, 2002b). Levelton conducted sieve analyses and Relative Density and Absorption tests on four samples, and organic impurities tests on three samples provided by the owners (Shrimer, 2002a).

Levelton outlined a limited program of seismic refraction surveying as a basis for developing subsurface profiles and cross sections through the deposit. Geological reconnaissance and drilling (using a Becker hammer drill) to enable development of a geological model were also recommended. That work was never completed and the project languished for several years until the claims lapsed and were subsequently acquired in 2007 by the present owner.

In 2007, registered owner of the mineral tenure Farshad Shirvani had sampling completed on the property towards filing assessment (Ostensoe, 2007). Four 13 kg samples of bank-run material were taken on behalf of Shirvani. While the samples were thought to be representative of the in situ resource the author stated that the reliability was not confirmable. These four samples of Lloyd Point in situ gravels were analyzed by Metro Testing Laboratories Ltd. of Burnaby, B.C. Analyses are reported in terms of “Gravel sizes” in the range of 3 inches to 3/8 inches (9.5 mm) and “Sand sizes and fines”, from 4.75 mm (No. 4 Screen) to 75 microns (No. 200 screen). The Metro Testing report included a graphic depiction of the size distribution of the materials sampled. Sieve analyses exhibited similarities between the four samples from Lloyd Point. Ostensoe reported that “as a generality, the Lloyd Point aggregates appear to offer potential to provide commercial grade products of the character described in the BC MOT specifications.” Complete results and discussion of the 2007 sampling are available in a pending assessment report by Ostensoe (2007) recently filed with the BC Ministry of Energy and Mines.

10.2	Exploration Work by Present Owner

The writer of this report flew to the Super Mammoth property along Homfray Channel on February 16, 2008. The float plane, chartered from Vancouver Island Air in Campbell,

G.P., P.Geo.	- 24 -

set down just off Lloyd Point where landfall was made by the writer and George Owsiacki (P.Geo.). Mr. Owsiacki assisted the writer in various aspects of the work program.

In order to survey the terrain and find suitable areas for gravel sampling, the writer and Mr. Owsiacki traversed from Lloyd Point up Lloyd Creek until confronted with an abrupt change in relief due to a low, cliff-forming area of rock complete with waterfall at:

385268 E
5560891 N
59 metres elevation

We worked our way north then west from the waterfall through an area of heavy rainforest vegetation and trees. Table 2 gives the location of the three samples collected along the way. Cobbles and boulders were excluded from the samples due to weight and size constraints but an attempt was made to include all other material encountered. Samples were placed in standard “rice” bags that were then sealed for shipment. An estimated 15 kilograms of material was collected at each site. All sample locations were determined through a Garmin global positioning (GPS) device. Somewhat higher GPS location accuracies of +/– 8 to 10 metres is almost certainly a function the dense forest cover.

TABLE 2. 2008 SAMPLE LOCATIONS

Sample Number	Easting	Northing	Elevation	Location Accuracy
08GPA-001	385246 E	5560983 N	59 metres	+/-10 metres
08GPA-002	385155 E	5561042 N	50 metres*	+/-10 metres
08GPA-003	385164 E	5561067 N	44 metres	+/-8 metres

*	an original 110 metre elevation value was determined to be spurious, possibly due to interference from the adjacent cutbank wall.

Sample 08GPA-001	– The area near the waterfall consisted of sporadic outcrop poking through thick vegetation. Some gravel was revealed on a bank slope below the roots of a large overturned tree. This allowed relatively easy access to the gravels in order to acquire our first sample

G.P., P.Geo.	- 25 -

(08GPA-001). This sample consisted of sand and gravel material that excluded most cobbles and boulders greater than 5 cm across. Some cobbles in the pit area were up to 30 centimetres across. It was not possible to discern the overall thickness of the gravels in this area but the impression given by the sporadic nearby outcrops is that they were not thick. The writer considers that this sample may not be representative of the deltaic material under investigation, possibly being reworked deltaic or till material.

Sample

08GPA-002 – The sample was taken at the top of a partially sloughed embankment that is estimated to be up to 50 metres above Lloyd Creek which was visible below. The top of the sloughed bank shows a distinct cobbly layer (sampled in 08GPA-003) that has an apparent dip of about 20 degrees to the north). This sample was taken below the cobbly layer. The material was very loose, apparently having no or little clay of silts. The sampled material is medium grained sands with sporadic cobbles and boulders up to 40 centimetres across.

Sample 08GPA-003	– The sample was taken about 27 metres north northeast of the previous sample along the same embankment. However, this sample was taken within the cobbly layer indicated in 08GPA-002, above the layer of looser material sampled in 08GPA002. Besides being defined by more cobbles, this layer is more cemented, possibly indicating a clay and/or silt constituent. This thin layer may be part of the deltaic sequence or related to a glacial till.

11.0	DRILLING

The author of this Technical Report is not aware of any drilling that has been carried out on the subject property.

G.P., P.Geo.	- 26 -

12.0	SAMPLING METHOD AND APPROACH

Details of the sampling and sample material observations are given in Section 10, Exploration. The sample material, particularly sample 08GPA-002 is thought to be characteristic of the deposit material. However, no effort was made during the property visit to gather sufficient samples across the width, length or depth of the deposit necessary to provide representative qualitative or quantitative data on the deposit. Neither were any other tests initiated on deposit material necessary to define physical and chemical properties as defined by ASTM or equivalent CSA specifications for individual end uses.

13.0	SAMPLE PREPARATION, ANALYSES AND SECURITY

The writer and Mr. Owsiacki collected three sand and gravel samples and placed them in woven plastic bags, commonly referred to as “rice bags”. These were hand carried to the nearby beach where they were taken on to a float-equipped aircraft to Campbell River and then by personal vehicle to Victoria where they were shipped to a testing laboratory in Burnaby, B.C. Samples were delivered to Metro Testing Laboratories Ltd. and placed in a secure, locked compound.

The sand and gravel samples were prepared and tested using standard industry practices and sieve analysis methods, using the Ministry of Transport SGSB specification as a reference by Metro Testing Laboratories Ltd. in Burnaby, B.C.

Laboratory personnel washed and then dried each sample before being processed in its entirety through a bank of graduated screens mounted in a column. The column vibrated with an oscillating motion sufficient to ensure that “under size” components passed through to the next smaller size screen. The “over size” portion that remained on each screen was subsequently weighed and the weight recorded manually. Weights and sizes were reported to the author in industry-standard graphical manner and are included in Appendix A.

In the author’s opinion, the sample size, sampling methods, preparation, security and analytical procedures are adequate to return a reliable quality of results with respect to the three samples taken.

G.P., P.Geo.	- 27 -

14.0	DATA VERIFICATION

The writer is a consulting geologist who can verify the quality and results of the 2008 sand and gravel sampling on the Super Mammoth property by virtue of his participation in collecting of all samples and their subsequent delivery to the shipping agent for transport to Metro Testing Laboratories Ltd. in Burnaby, BC.

The author has little prior experience with sand and gravel deposits and is not qualified to offer informed comment on aggregate analyses. The data is included without elaborate interpretation from the author. However, a one page report was requested from industrial minerals expert geologist Z.D. Hora (2008) and a brief evaluation of the sieve analysis was given (Appendix B). Mr. Hora is broadly experienced in various industrial mineral deposit types, including sand and gravel deposits and some of his academic works are cited in Section 21, References. His evaluations are also given in whole in Section 19, Interpretation and Conclusions.

It is assumed by the writer that the laboratory conducted the security and quality control of its analytical work in professional and competent manner and that the data is free from error. Generally, the results indicate that the analysis data are accurate, precise and free from contamination.

Work (and its resulting data) completed prior to the writer’s own work, while not supervised or verified by the author, appears to have been conducted in a reasonable and professional manner.

15.0	ADJACENT PROPERTIES

There are no other documented sand and gravel or aggregate deposits in the immediate vicinity of the Super Mammoth property.

G.P., P.Geo.	- 28 -

16.0	MINERAL PROCESSING AND METALLURGICAL TESTING

The author of this Technical Report is not aware of any mineral processing and/or metallurgical testing analyses that have been carried out on the subject property or of any metallurgical problems that would adversely affect development.

17.0	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

A former owner of the deposit, Alex Burton, P.Eng., P.Geo., observed that “The perched delta gravel can be seen from near sea level to an elevation of 1200 feet (365 m) about one mile from the shore. One exposure of gravel is 100 feet thick from the surface to the point where it is covered with talus. There is no bedrock exposed below this gravel exposure.” Burton also calculated that “The gravel is found in a space of plus 5,000 feet (1500 m) in length, across a width of at least 1,300 feet (400 m) and with a minimum thickness as seen in exposures of 100 feet vertically (30 m) and that “This MINIMUM dimensions calculate out close to 24,000,000 million cubic yards.” Burton further reports that “Other estimates made using stereoscopic air photos and field traverses estimate there is room for 30 to 45 million cubic yards of gravel” (Burton, 2002).

Note that the above figures and calculations have not been confirmed in any way and should not be relied upon in any evaluation of the Super Mammoth deposit. The reserve estimates are assumed to not comply with Sections 1.3 and 1.4 of National Instrument 43-101.

No attempt has been made as part of this review to determine in any meaningful way the volumes of “bank-run” and/or marketable sand and gravel that are present on the Super Mammoth deposit site.

Figure 4 of this report illustrates the possible distribution of aggregates in and near the valley occupied by Lloyd Creek. The east-west dimension as shown measures 4 kilometres in length and the north-south (width) dimension is as much as 2 kilometres. Depths are completely unknown but are expected to vary considerably over short distances due to the concealed sub-gravel topography of the bedrock.

G.P., P.Geo.	- 29 -

18.0	OTHER RELEVANT DATA AND INFORMATION

No other data or information are relevant for this report.

G.P., P.Geo.	- 30 -

19.0	INTERPRETATION AND CONCLUSIONS

The Super Mammoth property encompasses a perched or raised delta-type glaciofluvial sand and gravel deposit at Lloyd Point along Homfray Channel. The deposit forms low bench-like accumulations of glaciofluvial deposits near and upstream from the mouth of Lloyd Creek in Homfray Channel. The deposit extends upstream for over 1.6 kilometres, as indicated by historically mapped exposures that reveal a minimum local depth of 30 metres.

This report documents a limited sampling program on the Super Mammoth sand and gravel property in 2008 but more importantly summarizes previous programs and data relevant to the property. The writer, who is not qualified to offer informed comment on aggregate analyses, requested industrial minerals expert, Z.D. Hora (2008) to present an evaluation of the sieve tests performed on the three samples taken from the Super Mammoth property in 2008. The sieve analysis graphs are found in Appendix A. His report is reproduced in full as follows and is also found in Appendix B:

“Evaluation of industrial sources of aggregate from sand and gravel deposits are based on a number of quality properties, of which granulometric composition is just one of several more specifications.

At present, practically all aggregate from sand and gravel sources is a highly processed product of two main categories with a number of specialized end uses (like drain rock, pea gravel, septic system sand etc.). There is coarse aggregate with sizing between 90 mm to 2.36 mm and fine aggregate between 9.5 mm to 0.15 mm (ASTM specification C 33-03). The bottom numbers on the graphs indicate the size of particles passing the particular sieve. The coarser sizes have to be rejected or crushed, the finer component (<0.15 mm), silt and clay size particles, is usually rejected, particularly from more remote locations. In populated areas this material is frequently used as a fill.

Sieve analysis graphs indicate that sample 08GPAA-001 has less than 5% of fines, samples 002 and 003 about 15%. There are no cobbles or boulders in any of the three tested samples, having been removed by samplers due to weight and transport limitations. The three samples indicate that there may be approximately between 40 and 60% coarse aggregate and 5 to 15% fines with the balance being fine aggregate. This means that between 85 and 90% are potentially saleable products which may increase with the crushing of the oversize cobbles and boulders. This result compares favourably with aggregate composition from similar coastal deposits operated in past or present throughout the Jervis Inlet and Howe Sound areas.

The removed larger constituents were not part of the analyses but with crushing would provide additional proportion of saleable product. However, evaluation of product suitability and marketing has to take into consideration the assessment of physical and chemical properties,

G.P., P.Geo.	- 31 -

weathering and durability of products as defined by ASTM or equivalent CSA specifications for individual aggregate end uses. Following the ASTM specifications is particularly important if the product will be marketed outside of Canada.”

The review of the data, including Mr. Hora’s informed evaluation above and the historical documents summarized in this report, suggest that this is a deposit of merit, having similar characteristics to typical commercial supplies of aggregate in use in the northwest and having indications of a sufficient sand and gravel resource available for processing into marketable products. However, much further exploration work is necessary in order to define the quality and volume of the deposit towards any ultimate commercial development.

G.P., P.Geo.	- 32 -

20.0	RECOMMENDATIONS

A two phase exploration program is recommended for the Super Mammoth property in 2008.

Phase I should consist of:

  Mapping and sampling by a qualified quaternary geologist specialized in fluvial and glaciofluvial surficial sediments and their landform characteristics including: raised deltas, floodplains, fans and deltas, kames, eskers and outwash plains. The purpose of the proposed mapping is primarily to determine more accurately the extent of the deposit and secondarily to gather more information on the qualities of the materials. This program could be conducted over the course of a week to two week period at the beginning of the 2008 field season, when weather conditions permit.

  Clearing of the old road and north-south line cutting to facilitate further geological work and future surveys. Line density and length will be determined by the mapping study and the requirements of a proposed seismic survey.

  A seismic survey of up to 5 km total length is recommended in order to establish the three dimensional shape of the deposit. The extent and location of the seismic lines will depend on the mapping done earlier in the field season. The survey will follow the cutlines created earlier in the season that were located according to the predetermined needs of the seismic surveyor.

Phase II should consist of:

  A drilling program to determine shape (volume) of the deposit and quality of the material. Such programs have typically relied on a mechanized auger drill and/or Becker Hammer type percussion drill. While the Becker Hammer is useful for determining depth it has limited use in recovering undisturbed material samples as cuttings are typically returned to the surface through the center of the casing. This method may have some coring abilities available. Auger drilling is usful in gravel deposits but is reported to have material mixing drawbacks and its depth capabilities are not as significant. Churn drilling is a percussion drill apparatus that gives a core, however some published articles indicate its deficiency in

G.P., P.Geo.	- 33 -

  producing an undisturbed sample. The relatively new sonic drilling method is available in Vancouver and its advantages include its ability to penetrate boulders, it is relatively fast, the sample is generally undisturbed, and the method has good depth penetration. While the author is not an expert on the techniques of drilling unconsolidated materials, a cursory review of published material indicates the sonic technique may be the most suitable for determining the depth of the deposit while at the same time providing a suitable undisturbed sample interval for qualitative studies throughout its depth.. Drill targets are dependent on the Phase I seismic survey.

PROPOSED BUDGET – PHASE 1

Item	Description	Amount
Personnel (Geologist and assistant)	Geologist and assistant (10 days)	$10,000
Line Cutting crew	4 man crew ~ 7 days	$5,000
Room and Board costs	$150/day per man	$10,000
Seismic work ($800/100m)	5 kilometres (~$8000 km)	$40,000
Analyses		$10,000
Logistic, travel and support etc.		$10,000
Compilation, Interpretation and Report		$5,000
Contingency		$10,000
Total for Phase I		$100,000

PROPOSED BUDGET - PHASE 1

Item	Description	Amount
Drilling	1200 metres 100/metre	$120,000
Quaternary Geologist	~2 weeks	$10,000
Room and Board costs	$150/day per man	$10000
Analyses		$20,000
Logistic, travel and support etc.		$10,000
Report		$10,000
Contingency		$20,000
Total for Phase II		$200,000

G.P., P.Geo.	- 34 -

The budget for Phase I is approximately C$100,000. Phase II is contingent on the results of the Phase I seismic survey and the property-wide exploration plan. The budget for Phase II, based on a moderate sized drill program, is approximately C$200,000.

In the author’s opinion, the proposed recommendations are warranted as outlined, and could be completed within the 2008 field season.

G.P., P.Geo.	- 35 -

21.0	REFERENCES

Bobrowsky, P.T., Massey, N.W.D. and Matysek, P.F. (1996): Aggregate Forum: Developing an Inventory that Works for You!, Report of Proceedings; B.C. Ministry of Energy, Mines and Petroleum Resources, Information Circular 1996-6.

Bostock, H. (1948): Physiography of the Canadian Cordillera; Geological Survey of Canada, Memoir 243.

Bichler, A.J., Brooks, E.D. and Bobrowsky, P.T. (2002): Sunshine Coast Aggregate Potential Mapping Project; B.C. Ministry of Energy, Mines and Petroleum Resources, Open File 2002-14, report and digital maps.

Burton, A. (2002): Report on the Northern One Gravel Deposit Located on the Coast of British Columbia, Canada; private report.

Hora, Z.D. (1988): Sand and Gravel Study - 1985 Transportation Corridors and Populated Areas, B.C. Ministry of Energy, Mines and Petroleum Resources, Open File 1988-27.

Hora, Z.D. (2007): Sand and Gravel, B12, Mineral Deposit Profiles; B.C. Ministry of Energy, Mines and Petroleum Resources, available online at http://www.em.gov.bc.ca/mining/geolsurv/MetallicMinerals/MineralDepositProfiles/profi les/b12.htm.

Hora, Z.D. (2008): Three Seive Analysis Reports on Sand and Gravel Samples From Super Mammoth Deposit, private report.

Muller, J.E. (1977): Geology, Vancouver Island, British Columbia, Maps and Notes;

Geological Survey of Canada, Open File 463.

Ostensoe, E.A. (2007): Report of Work – The Northern One Gravel Deposit; B.C. Ministry of Energy, Mines and Petroleum Resources, Assessment Report (publication pending).

Shrimer, F.H. (2001): Engineering Geology of Aggregates British Columbia, Contribution to “Industrial Minerals with an Emphasis on Western North America”; B.C. Ministry of Energy, Mines and Petroleum Resources, Paper 2004-2.

G.P., P.Geo.	- 36 -

Shrimer, F. H. (2002a): Technical Report on Aggregate Samples, Lloyd Point Aggregate Project, Sieve Analyses, Ogranic Impurity and Relative Density. Report by Levelton Engineering Ltd, July 19, 2002.

Shrimer, F. H. (2002b): Petrographic Examination of Aggregate (ASTM C-295), Technical Report prepared by Levelton Engineering Ltd. on the Lloyd Point Aggregate Project, July 22, 2002.

Shankoy, B.T. (1971): Aggregate Evaluation, Project No. V-305; Warnock Hersey International, report of testing for client.

G.P., P.Geo.	- 37 -

22.0	DATE AND SIGNATURE PAGE

GARRY PAYIE
3714 Raymond Street South, Victoria, British Columbia Canada V8Z 4K1
Tel: 250.479.2299
Email: payie@shaw.ca

I, Garry Payie, am a self-employed Professional Geoscientist and do hereby certify that:

1.	I graduated with a Bachelor of Science, Geological Sciences degree from the University of British Columbia in 1983.

2.	I am registered as a Professional Geoscientist (License No. 19009) with the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

3.	I have practiced my profession as a geologist continuously from 1983 to the present date.

4.

I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

5.

I am responsible for all sections of the technical report titled Technical Report – Geological Summary, Super Mammoth Sand and Gravel Property, British Columbia dated April 20th , 2008 (the “Technical Report”). I visited the property on February 16, 2008.

6.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose of which makes the Technical Report misleading. The sources of all information not based on my personal examination are referenced in the report.

7.	I am independent of the issuer applying the tests set out in section 1.4 of National Instrument 43-101.

8.	I have not had prior involvement with the property that is the subject of the Technical Report.

9.	I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

10.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 20th day of April 2008.

__________________________________
Garry Payie, P.Geo.

G.P., P.Geo.	- 38 -

23.0	ADDITIONAL REQUIREMENTS FOR TECHNICAL REPORTS ON DEVELOPMENT PROPERTIES AND PRODUCTION PROPERTIES

No other data or information are relevant for this report.

G.P., P.Geo.	- 39 -

Appendix A

Sieve Analysis Graphs

G.P., P.Geo.	- 40 -

METRO TESTING LABORATORIES LTD.
6991 Curragh Avenue, Burnaby B.C., V5J 4V6
Tel: (604) 436-9111 Fax: (604) 436-9050

SIEVE ANALYSIS REPORT
8 16 30 50 SERIES

PROJECT NO. 11150
CLIENT GARRY PAYIE
C.C.

TO GARRY PAYIE

PROJECT GENERAL TESTING/LAB WORK
SOILS
CONTRACTOR GARRY PAYIE

SIEVE TEST NO. 1 DATE RECEIVED 2008.Feb.22 DATE TESTED 2008.Feb.26 DATE SAMPLED 2008.Feb.21

SUPPLIER N/A
SOURCE N/A
SPECIFICATION MoTH:SGSB (2007)
MATERIAL TYPE SGSB

SAMPLED BY CLIENT
TESTED BY MB
TEST METHOD WASHED

PERCENT PASSING
PERCENT RETAINED
3" 2" 1½" 1" 3/4" ½" 3/8" #4 #8 #16 #30 #50 #100 #200
75 mm 50 mm 37.5 mm 25 mm 19 mm 12.5 mm 9.5 mm 4.75 mm 2.36 mm 1.18 mm 600 µm 300 µm 150 µm 75 µm

GRAVEL SIZES			PERCENT PASSING	GRADATION LIMITS
3"	75	mm	100.0	100 - 100
2"	50	mm	91.0	
1 1/2"	37.5	mm	86.8	
1"	25	mm	76.3	
3/4"	19	mm	70.6	15 - 100
1/2"	12.5	mm	61.8	
3/8"	9.5	mm	56.0	0 - 100

SAND SIZES AND FINES			PERCENT PASSING	GRADATION LIMITS
No. 4	4.75	mm	44.9	
No. 8	2.36	mm	34.7	
No. 16	1.18	mm	22.4	
No. 30	600	µm	11.3	0 - 100
No. 50	300	µm	4.0	0 - 15
No. 100	150	µm	1.6	
No. 200	75	µm	0.5	0 - 5

COMMENTS
USE MoT SGSB SPECIFICATION AS REFERENCE.08 GPA-002 (BAG 1 OF 3)

Page 1 of 1 2008.Feb.27 METRO TESTING LABORATORIES LTD. PER. [signature]

Reporting of these test results constitutes a testing service only. Engineering interpretation or evaluation of test results is provided only on written request.

METRO TESTING LABORATORIES LTD.
6991 Curragh Avenue, Burnaby B.C., V5J 4V6
Tel: (604) 436-9111 Fax: (604) 436-9050

SIEVE ANALYSIS REPORT
8 16 30 50 SERIES

PROJECT NO. 11150
CLIENT GARRY PAYIE
C.C.

TO GARRY PAYIE

PROJECT GENERAL TESTING/LAB WORK
SOILS
CONTRACTOR GARRY PAYIE

SIEVE TEST NO. 2 DATE RECEIVED 2008.Feb.22 DATE TESTED 2008.Feb.26 DATE SAMPLED 2008.Feb.21

SUPPLIER N/A
SOURCE N/A
SPECIFICATION MoTH:SGSB (2007)
MATERIAL TYPE SGSB

SAMPLED BY CLIENT
TESTED BY MB
TEST METHOD WASHED

PERCENT PASSING
PERCENT RETAINED
3" 2" 1½" 1" 3/4" ½" 3/8" #4 #8 #16 #30 #50 #100 #200
75 mm 50 mm 37.5 mm 25 mm 19 mm 12.5 mm 9.5 mm 4.75 mm 2.36 mm 1.18 mm 600 µm 300 µm 150 µm 75 µm

GRAVEL SIZES			PERCENT PASSING	GRADATION LIMITS
3"	75	mm		100 - 100
2"	50	mm	100.0	
1 1/2"	37.5	mm	95.0	
1"	25	mm	83.1	
3/4"	19	mm	74.0	15 - 100
1/2"	12.5	mm	70.4	
3/8"	9.5	mm	64.3	0 - 100

SAND SIZES AND FINES			PERCENT PASSING	GRADATION LIMITS
No. 4	4.75	mm	51.6	
No. 8	2.36	mm	42.4	
No. 16	1.18	mm	32.4	
No. 30	600	µm	23.3	0 - 100
No. 50	300	µm	15.4	0 - 15
No. 100	150	µm	9.6	
No. 200	75	µm	5.7	0 - 5

COMMENTS
USE MoT SGSB SPECIFICATION AS REFERENCE.08 GPA-001 (BAG 2 OF 3)

Page 1 of 1 2008.Feb.27 METRO TESTING LABORATORIES LTD. PER. [signature]

Reporting of these test results constitutes a testing service only. Engineering interpretation or evaluation of test results is provided only on written request.
Report System Software Registered to: Metro Testing Laboratories, Burnaby

METRO TESTING LABORATORIES LTD.
6991 Curragh Avenue, Burnaby B.C., V5J 4V6
Tel: (604) 436-9111 Fax: (604) 436-9050

SIEVE ANALYSIS REPORT
8 16 30 50 SERIES

PROJECT NO. 11150
CLIENT GARRY PAYIE
C.C.

TO
GARRY PAYIE

PROJECT GENERAL TESTING/LAB WORK
SOILS
CONTRACTOR GARRY PAYIE

SIEVE TEST NO. 3 DATE RECEIVED 2008.Feb.22 DATE TESTED 2008.Feb.26 DATE SAMPLED 2008.Feb.21

SUPPLIER N/A
SOURCE N/A
SPECIFICATION MoTH:SGSB (2007)
MATERIAL TYPE SGSB

SAMPLED BY CLIENT
TESTED BY MD
TEST METHOD WASHED

PERCENT PASSING
PERCENT RETAINED
3" 2" 1½" 1" 3/4" ½" 3/8" #4 #8 #16 #30 #50 #100 #200
100 90 80 70 60 50 40 30 20 10 0
0 10 20 30 40 50 60 70 80 90 100
75 mm 50 mm 37.5 mm 25 mm 19 mm 12.5 mm 9.5 mm 4.75 mm 2.36 mm 1.18 mm 600 µm 300 µm 150 µm 75 µm

GRAVEL SIZES		PERCENT PASSING	GRADATION LIMITS
3"	75 mm		100 - 100
2"	50 mm	100.0	
1 1/2"	37.5 mm	90.1	
1"	25 mm	79.7	
3/4"	19 mm	76.8	15 - 100
1/2"	12.5 mm	70.5	
3/8"	9.5 mm	66.2	0 - 100

SAND SIZES AND FINES		PERCENT PASSING	GRADATION LIMITS
No. 4	4.75 mm	56.7	
No. 8	2.36 mm	47.6	
No. 16	1.18 mm	37.9	
No. 30	600 µm	27.8	0 - 100
No. 50	300 µm	15.4	0 - 15
No. 100	150 µm	4.6	
No. 200	75 µm	1.2	0 - 5

COMMENTS
USE MoT SGSB SPECIFICATION AS REFERENCE.08 GPA-003 (BAG 3 OF 3)

Page 1 of 1 2008.Feb.27 METRO TESTING LABORATORIES LTD. PER. [signature]

Reporting of these test results constitutes a testing service only. Engineering interpretation or evaluation of test results is provided only on written request.
Report System Software Registered to: Metro Testing Laboratories, Burnaby

Appendix B

2008 Report on Sieve Tests by Z.D. Hora

G.P., P.Geo.	- 44 -